Exhibit 99.1

Dell Services Focusing on Simple, Effective, Best-Value IT Solutions for Customers

  Company Says Integration of Former Perot Systems Progressing Well
  Dell Expects Q4 Expense for Acquisition-Related Costs

ROUND ROCK, Texas--(BUSINESS WIRE)--December 16, 2009--Dell leaders today will tell investors and others that the company’s integration of Perot Systems into a broader Dell Services organization is progressing well, and will benefit customers by making information-technology solutions easier to access and simpler to manage.

“Dell now has a comprehensive and growing set of leading solutions that meet customer needs, so they can manage their IT most efficiently,” said Peter Altabef, president of Dell Services. “The Dell Services and Perot heritage of strong customer focus positions us extremely well to help customers of all types and sizes use IT to solve problems and derive the best value for their technology investments.”

According to Mr. Altabef, Dell Services is focused on combining its knowledge of different industries and requirements, together with Dell’s technology-platform expertise, to help customers succeed in:

  Reducing labor requirements by increasing automation;
  Applying appropriate “IT-as-a-service” models;
  Performing IT-related tasks—or having them done by Dell—remotely wherever possible; and
  Increasingly doing all of this based on technology industry standards.

Dell acquired Perot Systems on Nov. 3, in the process extending the reach of Dell Services into consulting, applications, business-process outsourcing and hosting. The combination immediately expanded Dell’s already significant range of managed and modular services, and makes all existing and future capabilities available to Dell’s large global customer base.

Mr. Altabef; Brian Gladden, Dell’s chief financial officer; Steve Schuckenbrock, president, Large Enterprises; and Paul Bell, president, Public, are to update investors and equity analysts on the progress of the integration in an 8 a.m. EST conference call today.

Dell will consolidate financial results from Perot Systems beginning with Dell’s fiscal fourth quarter, which ends Jan. 29. The company expects Q4 revenue from the former Perot Systems business to be similar to what Perot reported in its third quarter, though there is typically some seasonal softness in the fourth quarter.

Dell expects to recognize an estimated pretax expense of $120-130 million in the fourth quarter, and about $20-25 million per quarter throughout fiscal year 2011, for costs related to the Perot Systems acquisition. Dell anticipates amortization of intangibles related to the acquisition will be about $40-50 million in the fourth quarter as well as in each quarter of fiscal year 2011, in addition to the $40 million in amortization Dell typically reports in a quarter.

Separately, Dell said it will incur combined, pretax organizational-effectiveness expenses of $80-120 million in the fourth quarter resulting from the transfer of its Poland manufacturing facility, together with additional optimization of facilities, products and processes.

Additional information about the integration of Perot Systems and separate organizational effectiveness is available in the conference presentation.

Dell plans to report fourth-quarter financial results on Feb. 18.

About Dell

Dell Inc. (NASDAQ: DELL) helps customers succeed by understanding their issues and needs and delivering innovative, high-value IT solutions. For more information, visit www.dell.com. To communicate directly with Dell, go to www.dell.com/dellshares.

Special Note:

Statements in this press release that relate to future results and events (including statements about our future financial and operating performance, anticipated purchase accounting impacts, and any statements of the plans, strategies and objectives of management for future operations, including the execution of integration plans) are forward-looking statements based on Dell's current expectations. Actual results and events in future periods may differ materially from those expressed or implied by these forward-looking statements because of a number of risks, uncertainties and other factors, including: weakening global economic conditions and instability in financial markets; our ability to re-establish a cost advantage over our competitors; our ability to generate substantial non-U.S. net revenue; our ability to accurately predict product, customer and geographic sales mix and seasonal sales trends; information technology and manufacturing infrastructure failures and breaches in data security; our ability to effectively manage periodic product transitions; disruptions in component or product availability; our reliance on vendors for quality product components, including reliance on several single-source or limited-source suppliers; our ability to access the capital markets; risks relating to our internal controls; potential unfavorable outcomes of tax matters and legal proceedings, including the continuing SEC investigation into certain accounting and financial reporting matters; our acquisition of other companies; our ability to properly manage the distribution of our products and services; the success of our cost-cutting measures; effective hedging of our exposure to fluctuations in foreign currency exchange rates and interest rates; counterparty default risks; obtaining licenses to intellectual property developed by others on commercially reasonable and competitive terms; our ability to attract, retain and motivate key personnel; loss of government contracts; expiration of tax holidays or favorable tax rate structures; changing environmental laws; and the effect of armed hostilities, terrorism, natural disasters and public health issues. For a discussion of those and other factors affecting our business and prospects, see Dell’s periodic filings with the Securities and Exchange Commission. We assume no obligation to update forward-looking statements.

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